EXHIBIT 10.1

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This Amendment No. 3 to Credit Agreement, dated as of July 20, 2012, (this "Amendment"), is entered into by GLOBAL GEOPHYSICAL SERVICES, INC., a Delaware corporation (the "Borrower"), the lenders party to the Credit Agreement described below, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"), Swing Line Lender and L/C Issuer.

INTRODUCTION

Reference is made to the Credit Agreement dated as of April 30, 2010 (as modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (collectively, the "Lenders" and individually, a "Lender"), and the Administrative Agent.

The Borrower has requested, and certain of the Lenders have agreed, to increase such Lenders’ respective Commitments and/or to extend the expiration thereof on the terms and conditions set forth herein.

In connection with the foregoing, the Lenders and the Administrative Agent have agreed on the terms and conditions set forth herein, to make certain amendments to the Credit Agreement.

THEREFORE, in connection with the foregoing and for other good and valuable consideration, the Borrower, the Lenders, and the Administrative Agent hereby agree as follows:

Section 1. Definitions; References.  Unless otherwise defined in this Amendment, each term used in this Amendment that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2. Amendment of Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:

"Extended Availability Period" means, in respect of the portion of the Aggregate Commitments comprised of Extended Commitments, the period from and including the Closing Date to the earliest of (i) the Extended Maturity Date, (ii) the date of termination of the Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Lender to make Revolving Credit Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.

"Extended Commitment" means any Commitment which terminates on the Extended Maturity Date (or earlier termination of the Extended Availability Period).

"Extended Maturity Date" means April 30, 2014; provided, however, that if such date is not a Business Day, the Extended Maturity Date shall be the next preceding Business Day.

"Extending Lender" means, at any time, any Lender to the extent it has an Extended Commitment at such time.  Schedule 2.01 to the Third Amendment sets forth the Extending Lenders as of the Third Amendment Effective Date, under the heading "Extending Lenders".

"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

"Non-Extended Commitment" means any Commitment which terminates on the Maturity Date (or earlier termination of the Availability Period).

"Non-Extending Lender" means, at any time, any Lender to the extent it has a Non-Extended Commitment at such time.  Schedule 2.01 to the Third Amendment sets forth the Non-Extending Lenders as of the Third Amendment Effective Date, under the heading "Non-Extending Lenders".

"Third Amendment" means Amendment No. 3 to Credit Agreement dated as of July 20, 2012, among the Borrower, the Lenders party thereto, the Administrative Agent, the Swing Line Lender and the L/C Issuer.

"Third Amendment Effective Date" means July 20, 2012.

(b) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of "Applicable Percentage" in its entirety and replacing it with the following:

"Applicable Percentage" means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment at such time, subject to adjustment as provided in Section 2.16.  If the commitment of each Lender to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the Aggregate Commitments shall be determined based on the Applicable Percentage of such Lender in respect of the Aggregate Commitments most recently in effect, giving effect to any subsequent assignments; provided, that after the Commitment of any Non-Extending Lender shall have expired or terminated (other than pursuant to Section 8.02 hereof) and all Obligations owed to such Non-Extending Lender have been paid in full, or shall have been reduced in accordance with Section 2.06 (i) the Applicable Percentage of such Non-Extending Lender for purposes of Section 10.04(c) hereof shall be its Applicable Percentage immediately prior to such date, and (ii) the Applicable Percentages of the Extending Lenders (and any unfunded risk participations based thereon) shall automatically be appropriately adjusted for all other purposes to reflect the termination or reduction, as applicable of the Commitments of the Non-Extending Lenders.  The Applicable Percentage of each Lender as of the Third Amendment Effective Date is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

(c) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of "Availability Period" in its entirety and replacing it with the following:

"Availability Period" means, in respect of the portion of the Aggregate Commitments comprised of Non-Extended Commitments, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Lender to make Revolving Credit Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.

(d) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of "Change in Law" in its entirety and replacing it with the following:

"Change in Law" means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided however, for purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, are in each case deemed to have gone into effect and adopted after the date of this Agreement.

(e) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of "Interest Payment Date" in its entirety and replacing it with the following:

"Interest Payment Date" means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date or Extended Maturity Date, as applicable; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date or Extended Maturity Date, as applicable.

(f) Section 1.01 of the Credit Agreement is hereby amended by replacing clause (c) of the definition of "Interest Period" in its entirety with the following:

(c)           no Interest Period shall extend beyond, initially, the Maturity Date, and thereafter, the Extended Maturity Date, as applicable.

(g) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of "Letter of Credit Expiration Date" in its entirety and replacing it with the following:

"Letter of Credit Expiration Date" means the day that is seven days prior to the Extended Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

(h) Section 2.01 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

2.01           The Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Revolving Credit Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in the case of each Non-Extending Lender, or Extended Availability Period, in the case of each Extending Lender, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment.  Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01.  Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(i) Section 2.03(h) of the Credit Agreement is hereby amended by replacing the third sentence of such Section in its entirety with the following:

b. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears.

(j) Section 2.04(a) of the Credit Agreement is hereby amended by replacing the term "Availability Period" therein with the term "Extended Availability Period".

(k) Section 2.05(b) of the Credit Agreement is hereby amended by deleting such clause (b) in its entirety and replacing it with the following:

(b)           Mandatory.  If for any reason the Total Outstandings at any time exceed the Aggregate Commitments at such time, including without limitation upon occurrence of the Maturity Date, the Borrower shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.  In addition, on the Maturity Date, the Borrower shall prepay any Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages of the respective Lenders as of such date.

(l) Sections 2.07(a) and (b) of the Credit Agreement are hereby amended by replacing such clauses (a) and (b) in their entirety with the following:

c. (a)           Revolving Credit Loans.  The Borrower shall repay to (i) the Non-Extending Lenders on the Maturity Date the aggregate principal amount of all Revolving Credit Loans made by the Non-Extending Lenders outstanding on such date, and (ii) the Extending Lenders on the Extended Maturity Date the aggregate principal amount of all Revolving Credit Loans made by the Extending Lenders outstanding on such date.

d. (b)           The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Extended Maturity Date.

(m) Section 2.09(a) of the Credit Agreement is hereby amended by replacing such clause (a) in its entirety with the following:

e. (a)           Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Fee Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16.  The commitment fee shall accrue at all times during the Availability Period and the Extended Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period and the Extended Availability Period.  The commitment fee shall be calculated quarterly in arrears.

(n) Section 2.14(a) of the Credit Agreement is hereby amended by deleting such clause (a) in its entirety and replacing it with the following:

(a)           Request for Increase.  Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time after the Third Amendment Effective Date, request an increase in the Aggregate Commitments by an amount not exceeding $10,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000, and (ii) the Commitments provided in connection with any such increase (whether provided by an existing Lender or a new Lender) shall be Extended Commitments.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(o) Section 3.01(e) of the Credit Agreement is hereby amended by relabeling current clause (iii) thereto as clause (iv), and by inserting the following clause (iii) therein in appropriate numerical order:

(iii)           If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (iii), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

(p) Section 7.02 of the Credit Agreement is hereby amended by replacing the value "$75,000,000" in clause (o) of such Section with the value "$100,000,000".

(q) Section 7.06 of the Credit Agreement is hereby amended by replacing the introductory clause thereof with the following:

7.06           Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(r) Section 10.04(c) of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

(c)           Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such L/C Issuer in connection with such capacity; provided, further, that no Non-Extending Lender shall be obligated to reimburse the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which relate to matters subsequent to the termination of such Lender's Non-Extended Commitment and repayment of all Obligations to such Non-Extending Lender (for the avoidance of doubt, such Non-Extending Lenders shall remain liable for any claims which related to a period during which they were a "Lender" hereunder, even if first asserted after the termination of such Non-Extending Lender's Commitment and repayment of all Obligations to such Non-Extending Lender).  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(s) The Credit Agreement is hereby amended by replacing Schedule 2.01 in its entirety with Schedule 2.01 attached hereto.

Section 3. Increase of Commitments; Extension of Commitments.

(a) The Commitment of Bank of America, N.A. is hereby increased from $17,500,000 to $25,000,000;

(b) The Commitment of Citibank, N.A. is hereby increased from $17,500,000 to $25,000,000.

(c) The expiration of each Extending Lender’s Extended Commitment is hereby extended to the Extended Maturity Date.

Section 4. Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 6.01 of the Credit Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to agree to the various matters set forth herein.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

Section 5. Representations and Warranties.  The Borrower represents and warrants that (a) the execution, delivery, and performance of this Amendment by each Loan Party are within the corporate or equivalent power and authority of such Loan Party and have been duly authorized by all necessary corporate or other organizational action, (b) this Amendment, and the Credit Agreement as amended hereby, constitute legal, valid, and binding obligations of each Loan Party, enforceable against each Loan Party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws of general applicability affecting the enforcement of creditors' rights and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); (c) the representations and warranties of the Borrower and each other Loan Party contained in each Loan Document are true and correct in all material respects as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; (d) no Default or Event of Default exists under the Loan Documents; and (e) the Liens under the Collateral Documents are valid and subsisting.

Section 6. Effect on Credit Documents.

(a) Except as amended herein, the Credit Agreement and all other Loan Documents remain in full force and effect as originally executed.  Nothing herein shall act as a waiver of any of the Administrative Agent's or any Lender's rights under the Loan Documents as amended, including the waiver of any default or event of default, however denominated.  The Borrower acknowledges and agrees that this Amendment shall in no manner impair or affect the validity or enforceability of the Credit Agreement.  This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment may be a default or event of default under the other Loan Documents.

(b) The Borrower shall prepay any Loans outstanding on the date of this Amendment (and pay any additional amounts required pursuant to Section 3.05 of the Credit Agreement) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Amendment.

Section 7. Effectiveness.  This Amendment shall become effective, and the Credit Agreement shall be amended as provided for herein, upon the satisfaction on or prior to July 20, 2012, of the following conditions:

(a) the Administrative Agent (or its counsel) shall have received (i) counterparts hereof duly executed and delivered by a duly authorized officer of the Borrower, each Guarantor, and by the Lenders whose consent is required to effect the amendments contemplated hereby;

(b) the Administrative Agent (or its counsel) shall have received each of the items listed on the Closing Documents List attached hereto as Annex I, each in form and substance reasonably acceptable to the Administrative Agent and, where applicable, duly executed and delivered by a duly authorized officer of each applicable Loan Party; and

(c) the Administrative Agent shall have received, or shall concurrently receive (i) for the account of each Extending Lender that is increasing its Commitment pursuant hereto, an upfront fee equal to 62.5 basis points on the amount of such Extending Lender’s Commitment (as increased under this Amendment), (ii) for the account of each Extending Lender that is not increasing its Commitment pursuant hereto, an upfront fee equal to 50 basis points on the amount of such Extending Lender’s Commitment, and (iii) for the account of the applicable Person, payment of all other fees payable in connection with this Amendment.

Section 8. Reaffirmation of Guaranty.  By its signature hereto, each Guarantor represents and warrants that such Guarantor has no defense to the enforcement of the Guaranty, and that according to its terms the Guaranty will continue in full force and effect to guaranty the Borrower's obligations under the Credit Agreement and the other amounts described in the Guaranty following the execution of this Amendment.

Section 9. Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 10. Miscellaneous.  The miscellaneous provisions set forth in Article X of the Credit Agreement apply to this Amendment.  This Amendment may be signed in any number of counterparts, each of which shall be an original, and may be executed and delivered electronically and by telecopier.

Section 11. ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[signature pages follow]

EXECUTED as of the first date above written.

GLOBAL GEOPHYSICAL SERVICES, INC.

By: /s/ P. Mathew Verghese
Name: P. Mathew Verghese
Title: Senior Vice President and Chief Financial Officer

Signature Page to Amendment No. 3 to Credit Agreement

AUTOSEIS DEVELOPMENT COMPANY

By: /s/ P. Mathew Verghese
Name: P. Mathew Verghese
Title: Senior Vice President and Chief Financial Officer

AUTOSEIS, INC.

By: /s/ P. Mathew Verghese
Name: P. Mathew Verghese
Title: Senior Vice President and Chief Financial Officer

GGS INTERNATIONAL HOLDINGS, INC.

By: /s/ P. Mathew Verghese
Name: P. Mathew Verghese
Title: Senior Vice President and Chief Financial Officer

GLOBAL EURASIA, LLC

By: /s/ P. Mathew Verghese
Name: P. Mathew Verghese
Title: Senior Vice President and Chief Financial Officer

                                                            GLOBAL MICROSEISMIC SERVICES, INC.

By: /s/ P. Mathew Verghese
Name: P. Mathew Verghese
Title: Senior Vice President and Chief Financial Officer

PAISANO LEASE CO., INC.

By: /s/ P. Mathew Verghese
Name: P. Mathew Verghese
Title: Senior Vice President and Chief Financial Officer

Signature Page to Amendment No. 3 to Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Michelle D. Diggs
Name: Michelle D. Diggs
Title: Agency Management Officer

Signature Page to Amendment No. 3 to Credit Agreement

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By: /s/ Julie Castano
Name: Julie Castano
Title: Vice President

Signature Page to Amendment No. 3 to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Syndication Agent and a Lender

By: /s/ Judith E. Smith
Name: Judith E. Smith
Title: Managing Director

By:/s/ Tyler R. Smith
Name: Tyler R. Smith
Title: Associate

Signature Page to Amendment No. 3 to Credit Agreement

BARCLAYS BANK PLC

By: /s/ May Huang
Name: May Huang
Title: Assistant Vice President

Signature Page to Amendment No. 3 to Credit Agreement

CITIBANK, N.A.

By: /s/ Arthur Pryde
Name: Arthur Pryde
Title: SVP

Signature Page to Amendment No. 3 to Credit Agreement

SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Non-Extended Commitment	Extended Commitment	All Commitments	Pro Rata Share – Non-Extended Commitment	Pro Rata Share – Extended Commitment	Pro Rata Share- All Commitments
Bank of America, N.A.	-----------------	$25,000,000	$25,000,000.00	-----------------	37.037037037%	29.411764706%
Barclays Bank PLC	$17,500,000	-----------------	$17,500,000.00	100.000000000%	-----------------	20.588235294%
Credit Suisse	-----------------	$17,500,000	$17,500,000.00	-----------------	25.925925926%	20.588235294%
Citibank, N.A.	-----------------	$25,000,000	$25,000,000.00	-----------------	37.037037037%	29.411764706%
Total	$17,500,000	$67,500,000	$85,000,000.00	100.000000000%	100.000000000%	100.000000000%

Schedule 2.01 to Amendment No. 3 to Credit Agreement

ANNEX I

CLOSING DOCUMENT LIST

Amendment No. 3
to
Credit Agreement
Dated July 20, 2012
among
Global Geophysical Services, Inc., as Borrower,
the Guarantors,
the Lenders, and
Bank of America, N.A., as Administrative Agent

Borrower	=	Global Geophysical Services, Inc.
Agent	=	Bank of America, N.A., as Administrative Agent
Guarantors	=	Autoseis, Inc., GGS International Holdings, Inc., Global Microseismic Services, Inc., Global Eurasia, LLC, Paisano Lease Co., Inc., and Autoseis Development Company
B&G	=	Bracewell & Giuliani LLP, Agent's counsel

#	Document	Responsible Party	Status/Comments
A. Credit Documents.
1.	Amendment No. 3 to Credit Agreement Schedule 2.01 – Commitments and Applicable Percentages Annex I – Closing Documents List	B&G
B. Security Documents.
1.	Amendment No. 3 to U.S. First Preferred Fleet Mortgage, attaching a copy of Amendment No. 3 to the Credit Agreement	B&G/ Borrower
C. Certificates, Opinions and Miscellaneous Documents.
1.	Secretary’s Certificate of Borrower: a. Certificate of Incorporation b. Bylaws c. Resolutions d. Signature and Incumbency of officers	Borrower

Annex I to Amendment No. 3 to Credit Agreement

#	Document	Responsible Party	Status/Comments
2.	Secretary’s Certificate of each Guarantor: a. Certificate of Incorporation b. Bylaws c. Resolutions d. Signature and Incumbency of officers	Borrower
3.
Certificate of a Responsible Officer of Borrower, certifying the following:

(a) that, before and after giving effect to the Amendment, the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct on and as of the Amendment’s effective date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date; and

(b) that, before and after giving effect to the Amendment, no Default exists.

Borrower
4.	Certificates of Good Standing, Existence and Qualification	Borrower
5.	Lien Search Results	B&G

Annex I to Amendment No. 3 to Credit Agreement